Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for the Quarter Ended September 30, 2022;

Doubles Dividend and Announces Shareholder Return Target

HOUSTON, Texas – October 26, 2022 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the quarter ended September 30, 2022. The Company reported net income of $61.5 million, or $0.28 per share, for the third quarter of 2022, compared to net income of $21.9 million, or $0.10 per share, for the second quarter of 2022. Revenues for the third quarter of 2022 were $728 million, compared to $622 million for the second quarter of 2022.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “We are proud to report another quarter of solid financial results with significantly increasing profitability. We remain focused on generating returns on our invested capital, while maintaining the high level of service quality and technology enhancements that customers expect from Patterson-UTI.

“As our profitability continues to improve, we are increasing our forecast for 2022 consolidated Adjusted EBITDA to more than $650 million. We are also increasing our 2022 capex forecast to approximately $425 million due primarily to the acceleration of customer-funded rig upgrades for delivery in 2023 and an opportunistic acquisition of additional pumps with Tier 4 engines to increase the quality of our fleet and potentially contribute to the activation of a 13th frac spread in 2023.”

Mr. Hendricks continued, “For the third quarter, our average rig count in the United States increased by seven rigs to 128 rigs. Across the industry, rig demand remains strong and our rig count continues to grow. For the fourth quarter, we expect our rig count in the United States will average 132 rigs.

“Contract drilling revenues and margins improved during the third quarter, as leading edge dayrates continued to strengthen, and we benefited from contract renewals with more favorable pricing. In the United States, during the third quarter, average rig revenue per day increased by $2,770 to $28,670. Average rig operating cost per day in the United States increased by $1,690 to $18,200 during the third quarter due in part to wage increases for both rig-based and support personnel, as well as general cost inflation for repairs and maintenance. Average adjusted rig margin per day in the United States increased by $1,080 to $10,470 for the third quarter.

“As of September 30, 2022, we had term contracts for drilling rigs in the United States providing for future dayrate drilling revenue of approximately $710 million, up from $440 million at June 30, 2022. Based on contracts currently in place in the United States, we expect an average of 81 rigs operating under term contracts during the fourth quarter and an average of 56 rigs operating under term contracts during the four quarters ending September 30, 2023.

“In pressure pumping, revenues and margins improved, as our active spreads were highly utilized, and we obtained better pricing. Pressure pumping revenues increased 21% sequentially to $288 million for the third quarter, and adjusted gross margin increased 62% sequentially to $76.0 million. The strong financial results for the third quarter validate the efforts of our pressure pumping team to increase the operational efficiency of the organization while reducing the overall cost structure. These efforts have resulted in strong financial returns and adjusted EBITDA per spread.

“Recently, we completed an opportunistic acquisition of 35,500 frac horsepower with Tier 4 engines, which allows us to upgrade existing spreads as well as to possibly activate a 13th spread in 2023.

“In directional drilling, increased pricing and activity resulted in sequentially higher revenues and margins during the third quarter. Directional drilling revenues improved to $58.9 million in the third quarter from $54.8 million in the second quarter, and adjusted gross margin improved to $10.4 million from $9.4 million.”

Mr. Hendricks concluded, “Patterson-UTI has a strong history of returning cash to shareholders, having returned more than $1 billion since 2012 through dividends and share repurchases. We expect the contract drilling market to be much less capital intensive than prior cycles as the major re-tooling of our drilling rig fleet is complete. We believe this lower capital intensity, combined with our strong balance sheet and increasing cash flow visibility from term contracts, positions us well to continue returning capital to shareholders. As we look forward, we are targeting to return 50% of free cash flow, defined as cash provided by operating activities less capital expenditures, to shareholders through dividends and buybacks.

“As such, I am pleased to announce that our board of directors has doubled our quarterly cash dividend to $0.08 per share and increased our share repurchase authorization to $300 million. The dividend will be payable on December 15, 2022, to holders of record as of December 1, 2022.”

The shareholder return target, including the amount and timing of any dividend payments and/or share repurchases are subject to the discretion of the Company’s Board of Directors and will depend upon business conditions, results of operations, financial condition, terms of the Company’s debt agreements and other factors.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended September 30, 2022, is scheduled for tomorrow, October 27, 2022, at 9:00 a.m. Central Time. The dial-in information for participants is (888) 550-5422 (Domestic) and (646) 960-0676 (International). The conference ID for both numbers is 3822955. The call is also being webcast and can be accessed through the Investor Relations section of the Company’s website at investor.patenergy.com. A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is a leading provider of oilfield services and products to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling, pressure pumping and directional drilling services. For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI's current beliefs, expectations or intentions regarding future events. Words such as "anticipate," "believe," "budgeted," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "potential," "project," "pursue," "should," "strategy," "target," or "will," and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: adverse oil and natural gas industry conditions, including as a result of economic repercussions from the COVID-19 pandemic; global economic conditions; volatility in customer spending and in oil and natural gas prices that could adversely affect demand for Patterson-UTI’s services and their associated effect on rates; excess availability of land drilling rigs, pressure pumping and directional drilling equipment, including as a result of reactivation, improvement or construction; competition and demand for Patterson-UTI’s services; the impact of the ongoing conflict in Ukraine; strength and financial resources of competitors; utilization, margins and planned capital expenditures; liabilities from operational risks for which Patterson-UTI does not have and receive full indemnification or insurance; operating hazards attendant to the oil and natural gas business; failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed-term contracts); the ability to realize backlog; specialization of methods, equipment and services and new technologies, including the ability to develop and obtain satisfactory returns from new technology; the ability to retain management and field personnel; loss of key customers; shortages, delays in delivery, and interruptions in supply, of equipment and materials; cybersecurity events; synergies, costs and financial and operating impacts of acquisitions; difficulty in building and deploying new equipment; governmental regulation; climate legislation, regulation and other related risks; environmental, social and governance practices, including the perception thereof; environmental risks and ability to satisfy future environmental costs; technology-related disputes; legal proceedings and actions by governmental or other regulatory agencies; the ability to effectively identify and enter new markets; weather; operating costs; expansion and development trends of the oil and natural gas industry; ability to obtain insurance coverage on commercially reasonable terms; financial flexibility; interest rate volatility; adverse credit and equity market conditions; availability of capital and the ability to repay indebtedness when due; stock price volatility; and compliance with covenants under Patterson-UTI’s debt agreements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI's SEC filings. Patterson-UTI's filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI's website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
REVENUES	$727,503	$622,238	$357,885	$1,859,116	$890,588
COSTS AND EXPENSES:
Direct operating costs	500,621	446,900	285,067	1,330,733	703,051
Depreciation, depletion, amortization and impairment	122,150	121,553	141,065	360,641	437,984
Selling, general and administrative	28,472	26,079	22,063	82,012	68,176
Merger and integration expenses	24	182	918	2,069	2,066
Other operating income, net	(109)	(9,238)	(1,219)	(10,565)	(3,743)

Total operating costs and expenses	651,158	585,476	447,894	1,764,890	1,207,534

OPERATING INCOME (LOSS)	76,345	36,762	(90,009)	94,226	(316,946)

OTHER INCOME (EXPENSE):
Interest income	58	14	37	87	196
Interest expense, net of amount capitalized	(10,975)	(10,658)	(10,683)	(32,198)	(31,396)
Other	(1,774)	(2,452)	14	(2,644)	840

Total other expense	(12,691)	(13,096)	(10,632)	(34,755)	(30,360)

INCOME (LOSS) BEFORE INCOME TAXES	63,654	23,666	(100,641)	59,471	(347,306)
INCOME TAX EXPENSE (BENEFIT)	2,202	1,780	(17,643)	4,910	(54,586)
NET INCOME (LOSS)	$61,452	$21,886	$(82,998)	$54,561	$(292,720)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.28	$0.10	$(0.44)	$0.25	$(1.55)
Diluted	$0.28	$0.10	$(0.44)	$0.25	$(1.55)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	216,822	216,165	188,965	216,090	188,355
Diluted	220,454	219,676	188,965	219,381	188,355

CASH DIVIDENDS PER COMMON SHARE	$0.04	$0.04	$0.02	$0.12	$0.06

PATTERSON-UTI ENERGY, INC.

Additional Financial and Operating Data

(unaudited, dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Contract Drilling:
Revenues	$356,044	$304,586	$157,925	$917,270	$433,158
Direct operating costs	$227,063	$196,269	$111,537	$600,038	$291,049
Adjusted gross margin (1)	$128,981	$108,317	$46,388	$317,232	$142,109
Other operating (income) expenses, net	$(6)	$(2)	$(28)	$(4)	$17
Selling, general and administrative	$1,703	$1,694	$1,086	$4,468	$3,346
Depreciation, amortization and impairment	$83,851	$84,905	$97,160	$250,779	$297,426
Operating income (loss)	$43,433	$21,720	$(51,830)	$61,989	$(158,680)

Operating days - U.S. (2)	11,767	11,015	7,361	33,144	20,196

Average revenue per operating day - U.S.	$28.67	$25.90	$21.45	$26.02	$21.45
Average direct operating costs per operating day - U.S.	$18.20	$16.50	$15.15	$16.93	$14.40
Average adjusted gross margin per operating day - U.S. (3)	$10.47	$9.39	$6.31	$9.08	$7.04
Average rigs operating - U.S. (2)	128	121	80	121	74

Capital expenditures	$67,564	$50,165	$21,239	$169,439	$56,708

Pressure Pumping:
Revenues	$287,664	$238,376	$152,634	$715,630	$340,464
Direct operating costs	$211,704	$191,455	$134,726	$560,627	$313,556
Adjusted gross margin (1)	$75,960	$46,921	$17,908	$155,003	$26,908
Selling, general and administrative	$2,265	$2,117	$1,844	$6,298	$5,379
Depreciation, amortization and impairment	$24,746	$24,713	$29,838	$73,244	$98,963
Operating income (loss)	$48,949	$20,091	$(13,774)	$75,461	$(77,434)

Average active spreads (4)	12	11	9	11	7
Fracturing jobs	146	142	116	416	292
Other jobs	189	146	185	512	591
Total jobs	335	288	301	928	883

Average revenue per fracturing job	$1,933.07	$1,654.75	$1,265.98	$1,689.21	$1,102.58
Average revenue per other job	$28.76	$23.30	$31.24	$25.23	$31.32
Average revenue per total job	$858.70	$827.69	$507.09	$771.15	$385.58
Average costs per total job	$631.95	$664.77	$447.59	$604.12	$355.10
Average adjusted gross margin per total job (5)	$226.75	$162.92	$59.50	$167.03	$30.47

Adjusted gross margin as a percentage of revenues (5)	26.4%	19.7%	11.7%	21.7%	7.9%

Capital expenditures	$46,653	$34,554	$6,468	$114,669	$19,457

Directional Drilling:
Revenues	$58,871	$54,825	$31,728	$157,030	$76,267
Direct operating costs	$48,445	$45,438	$28,360	$130,837	$67,367
Adjusted gross margin (1)	$10,426	$9,387	$3,368	$26,193	$8,900
Selling, general and administrative	$1,920	$1,500	$1,177	$4,668	$3,651
Depreciation, amortization and impairment	$4,056	$3,859	$6,772	$11,259	$19,863
Operating income (loss)	$4,450	$4,028	$(4,581)	$10,266	$(14,614)

Adjusted gross margin as a percentage of revenues (6)	17.7%	17.1%	10.6%	16.7%	11.7%

Capital expenditures	$5,110	$4,036	$3,290	$12,112	$4,613

PATTERSON-UTI ENERGY, INC.

Additional Financial and Operating Data

(unaudited, dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Other Operations:
Revenues	$24,924	$24,451	$15,598	$69,186	$40,699
Direct operating costs	$13,409	$13,738	$10,444	$39,231	$31,079
Adjusted gross margin (1)	$11,515	$10,713	$5,154	$29,955	$9,620
Selling, general and administrative	$673	$610	$623	$1,872	$1,489
Depreciation, depletion, amortization and impairment	$8,212	$6,803	$5,866	$21,412	$17,309
Operating income (loss)	$2,630	$3,300	$(1,335)	$6,671	$(9,178)

Capital expenditures	$6,466	$7,189	$2,833	$19,857	$9,006

Corporate:
Selling, general and administrative	$21,911	$20,158	$17,333	$64,706	$54,311
Depreciation	$1,285	$1,273	$1,429	$3,947	$4,423
Merger and integration expenses	$24	$182	$918	$2,069	$2,066
Other operating income, net	$(103)	$(9,236)	$(1,191)	$(10,561)	$(3,760)

Capital expenditures	$562	$426	$434	$1,476	$1,053

Total Capital Expenditures	$126,355	$96,370	$34,264	$317,553	$90,837

(1)
Adjusted gross margin is defined as revenue less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). See Non-GAAP Financial Measures below for a reconciliation of GAAP gross margin to adjusted gross margin by segment.
(2)
A rig is considered to be operating if it is earning revenue pursuant to a contract on a given day. Average rigs operating is defined as operating days divided by the number of days in the period.
(3)
Average adjusted gross margin per operating day is defined as adjusted gross margin divided by operating days.
(4)
Average active spreads is the average number of spreads that were crewed and actively marketed during the period.
(5)
For Pressure Pumping, average adjusted gross margin per total job is defined as adjusted gross margin divided by total jobs. Adjusted gross margin as a percentage of revenues is defined as adjusted gross margin divided by revenues.
(6)
For Directional Drilling, adjusted gross margin as a percentage of revenues is defined as adjusted gross margin divided by revenues.

	September 30,	December 31,
Selected Balance Sheet Data (unaudited, in thousands):	2022	2021
Cash and cash equivalents	$42,735	$117,524
Current assets	$712,949	$583,653
Current liabilities	$459,996	$435,853
Working capital	$252,953	$147,800
Long-term debt	$852,949	$852,323

PATTERSON-UTI ENERGY, INC.

Non-GAAP Financial Measures

Adjusted EBITDA

(unaudited, dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)(1):
Net income (loss)	$61,452	$21,886	$(82,998)	$54,561	$(292,720)
Income tax expense (benefit)	2,202	1,780	(17,643)	4,910	(54,586)
Net interest expense	10,917	10,644	10,646	32,111	31,200
Depreciation, depletion, amortization and impairment	122,150	121,553	141,065	360,641	437,984

Adjusted EBITDA	$196,721	$155,863	$51,070	$452,223	$121,878

Total revenues	$727,503	$622,238	$357,885	$1,859,116	$890,588
Adjusted EBITDA margin	27.0%	25.0%	14.3%	24.3%	13.7%

Adjusted EBITDA by operating segment:
Contract drilling	$127,284	$106,625	$45,330	$312,768	$138,746
Pressure pumping	73,695	44,804	16,064	148,705	21,529
Directional drilling	8,506	7,887	2,191	21,525	5,249
Other operations	10,842	10,103	4,531	28,083	8,131
Corporate	(23,606)	(13,556)	(17,046)	(58,858)	(51,777)

Consolidated Adjusted EBITDA	$196,721	$155,863	$51,070	$452,223	$121,878

(1)
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation, depletion, amortization and impairment expense. We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be construed as an alternative to the GAAP measure of net income (loss). Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.

PATTERSON-UTI ENERGY, INC.

Non-GAAP Financial Measures

Adjusted Gross Margin

(unaudited, dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Contract Drilling:
Revenues	$356,044	$304,586	$157,925	$917,270	$433,158
Less direct operating costs	(227,063)	(196,269)	(111,537)	(600,038)	(291,049)
Less depreciation, amortization and impairment	(83,851)	(84,905)	(97,160)	(250,779)	(297,426)
GAAP gross margin	45,130	23,412	(50,772)	66,453	(155,317)
Depreciation, amortization and impairment	83,851	84,905	97,160	250,779	297,426
Adjusted gross margin (1)	$128,981	$108,317	$46,388	$317,232	$142,109

Pressure Pumping:
Revenues	$287,664	$238,376	$152,634	$715,630	$340,464
Less direct operating costs	(211,704)	(191,455)	(134,726)	(560,627)	(313,556)
Less depreciation, amortization and impairment	(24,746)	(24,713)	(29,838)	(73,244)	(98,963)
GAAP gross margin	51,214	22,208	(11,930)	81,759	(72,055)
Depreciation, amortization and impairment	24,746	24,713	29,838	73,244	98,963
Adjusted gross margin (1)	$75,960	$46,921	$17,908	$155,003	$26,908

Directional Drilling:
Revenues	$58,871	$54,825	$31,728	$157,030	$76,267
Less direct operating costs	(48,445)	(45,438)	(28,360)	(130,837)	(67,367)
Less depreciation, amortization and impairment	(4,056)	(3,859)	(6,772)	(11,259)	(19,863)
GAAP gross margin	6,370	5,528	(3,404)	14,934	(10,963)
Depreciation, amortization and impairment	4,056	3,859	6,772	11,259	19,863
Adjusted gross margin (1)	$10,426	$9,387	$3,368	$26,193	$8,900

Other Operations:
Revenues	$24,924	$24,451	$15,598	$69,186	$40,699
Less direct operating costs	(13,409)	(13,738)	(10,444)	(39,231)	(31,079)
Less depreciation, depletion, amortization and impairment	(8,212)	(6,803)	(5,866)	(21,412)	(17,309)
GAAP gross margin	3,303	3,910	(712)	8,543	(7,689)
Depreciation, depletion, amortization and impairment	8,212	6,803	5,866	21,412	17,309
Adjusted gross margin (1)	$11,515	$10,713	$5,154	$29,955	$9,620

(1)
We define “Adjusted gross margin” as revenues less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). Adjusted gross margin is included as a supplemental disclosure because it is a useful indicator of our operating performance.

PATTERSON-UTI ENERGY, INC.

Non-GAAP Financial Measures

Minimum Forecasted Adjusted EBITDA

(unaudited, dollars in thousands)

The following table sets forth a reconciliation of minimum forecasted Adjusted EBITDA to forecasted net income, which is the most directly comparable measure of financial performance calculated under GAAP:

Minimum Forecasted Adjusted EBITDA:	2022
Net income	> $128,000
Income tax expense	> $0
Net interest expense	> $42,000
Depreciation, depletion, amortization and impairment	> $480,000
Minimum Forecasted Adjusted EBITDA	> $650,000